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                                                                  EXHIBIT 23(d)

                   CONSENT OF ALEX. BROWN & SONS INCORPORATED


        We hereby consent to the references to our firm under the captions "THE MERGER - Background of the Merger", "THE MERGER - Opinion of Checkfree Financial Advisor" in the Prospectus/Proxy Statement/Information Statement, each included in the Registration Statement on Form S-4 relating to the proposed merger of Checkfree Acquisition Corporation II with and into Intuit Services Corporation, a wholly owned subsidiary of Intuit Inc., and to the inclusion of our opinion letter as Appendix B to the Prospectus/Proxy Statement/Information Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            ALEX. BROWN & SONS INCORPORATED


October 30, 1996                         By: /s/ ALEX. BROWN & SONS
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